Tyson CEO Outlines Financial Turnaround, Articulates Future Strategies

Company also revises fiscal 2007 guidance to $0.72 to $0.80 per share

Boston, Massachusetts – September 5, 2007 – The President and Chief Executive Officer of Tyson Foods, Inc. (NYSE: TSN) today will describe how the company will achieve a $700 million increase in pre-tax earnings in fiscal 2007 after absorbing almost $300 million in additional grain cost, resulting in a $1 billion operational improvement over last year.

Richard L. Bond’s comments will be part of his scheduled presentation this afternoon at the Lehman Brothers Back-To-School Consumer Conference in Boston. During his talk he will also provide an updated perspective on the company’s fourth quarter financial performance and outline the company’s long-term strategic plan for success.

Despite a financial loss in fiscal 2006 and the absorption of increased grain costs, Tyson has experienced strong progress in 2007 with solid earnings in the first, second and third quarters. Market conditions have improved and some export markets have reopened, but the factors under the company’s control are where the biggest improvements have been, according to Bond.

Tyson rationalized three beef plants to improve capacity utilization, closed two prepared foods plants that didn’t fit the company’s business model, sold two commodity poultry plants and chose not to rebuild another poultry plant destroyed by fire. The company also cut costs significantly through a cost management initiative started in mid-2006, which is expected to result in an excess of $250 million in savings for fiscal 2007.

Diluted earnings per share through the first nine months of fiscal 2007 totaled $0.66 and all segments of Tyson’s business are expected to be profitable in the fourth quarter. “However, we are revising our fiscal 2007 guidance to $0.72 to $0.80 per share,” Bond reports. “The fourth quarter is turning out to be more challenging than expected. Our beef business has been affected by higher than expected live cattle costs and a decline in beef revenues due to a disruption in South Korean beef trade. Meanwhile, live hog prices were higher due to speculation about Chinese pork imports.

“In chicken, we successfully implemented price increases earlier in the year, but gave up some sales volume as a result,” he adds. “The company is now working through these larger quantities of higher valued inventories.”

Despite the fourth quarter, Bond says “I’m very excited and optimistic about the company’s long-term success because we’ve made a lot of changes in how we run the business, and we’ve reached a lot of milestones.”

Tyson officials believe the company’s long-term performance will be enhanced by some new product initiatives. Tyson’s new 100% All Natural™, Raised Without Antibiotics chicken, which was launched in the third quarter, has been very well received. It has generated expanded distribution with current customers and also resulted in new sales accounts. Tyson will also soon roll out advertisements to support a new line of restaurant-style frozen snacks called Tyson® Any’tizers™, which was successfully launched this summer. In addition, this past spring Tyson Food Service converted its entire line of marinated, uncooked chicken to 100% All Natural™ to meet growing consumer interest in all natural foods.

These product lines are examples of Tyson’s efforts to continue the creation of innovative and insight driven food solutions, which is one of the key business strategies Bond will outline in his presentation. Other strategic principles the company is implementing include optimization of commodity business models, building a multi-national enterprise and efforts to revolutionize the conversion of raw materials and by-products into high-margin initiatives.

“In the food business...you must continually innovate to survive and grow,” according to Bond. “This is why we finished building our new Discovery Center research and development facility at a time we were cutting costs elsewhere.”

Tyson management is also continuing efforts to improve the effectiveness of the company’s business structure. Bond will report Tyson has started a new initiative called FAST, which stands for focus, agility, simplify and trust. The goal is to place greater emphasis on doing only value-added activities and encouraging faster decision making.

The evaluation process, which is now underway and will continue through mid-October, is expected to help the company continue streamlining the way it does business. It is expected to involve modifying or reducing some layers of management and giving Team Members more decision-making authority.

Bond’s presentation at the Lehman Brothers Back-To-School Consumer Conference will be broadcast live over the internet today at 3 p.m. EDT. To listen, simply log on to the web at the following address: http://ir.tyson.com

Tyson Foods, Inc. [NYSE: TSN], founded in 1935 with headquarters in Springdale, Arkansas, is the world’s largest processor and marketer of chicken, beef, and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves. Tyson provides products and service to customers throughout the United States and more than 80 countries. The company has approximately 104,000 Team Members employed at more than 300 facilities and offices in the United States and around the world. Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected fourth quarter earnings and cost savings for fiscal 2007. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company's actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (ii) market conditions for finished products, including competition from other global and domestic food processors, the supply and pricing of competing products and alternative proteins and the demand for alternative proteins; (iii) risks associated with effectively evaluating derivatives and hedging activities; (iv) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (v) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock owned by the Company, the availability of livestock for purchase by the Company, consumer perception of certain protein products or the Company's ability to access certain domestic and foreign markets; (vi) successful rationalization of existing facilities, and the operating efficiencies of the facilities; (vii) changes in the availability and relative costs of labor and contract growers and the ability of the Company to maintain good relationships with employees, labor unions, contract growers and independent producers providing livestock to the Company; (viii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (ix) changes in consumer preference and diets and the Company's ability to identify and react to consumer trends; (x) significant marketing plan changes by large customers or the loss of one or more large customers; (xi) adverse results from litigation; (xii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws and occupational, health and safety laws; (xiv) the ability of the Company to make effective acquisitions and successfully integrate newly acquired businesses into existing operations; (xv) effectiveness of advertising and marketing programs; (xvi) the effect of, or changes in, general economic conditions; and (xvii) those factors listed under Item 1A. "Risk Factors" included in the Company's September 30, 2006, Annual Report filed on Form 10-K.

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Media Contact:	Gary Mickelson 479-290-6111
Investor Contact:	Ruth Ann Wisener 479-290-4235